SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)          OCTOBER 21, 1999
                                                --------------------------------


                         GEOTEC THERMAL GENERATORS, INC.
             (Exact name of registrant as specified in its charter)

           FLORIDA                   0-26315                  59-3357040
(State or other jurisdiction     (Commission File            (IRS Employer
     or incorporation)                Number)              Identification No.)

                   5956 N.W. 63RD WAY, PARKLAND, FLORIDA 33067
          (Address of principal executive offices, including zip code)

       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE (954) 340-4694

                      Kennsington Capital and Equity Corp.

               162 E. RIVERBEND DRIVE, ALTAMONT SPRINGS, FL 32779
          (Former name or former address, if changed since last report)

         This amendment is being filed to include the financial information which was unavailable at the time of the original filing dated October 21, 1999. The undersigned registrant hereby amends the following items:

ITEM 7         Financial Exhibits, Pro Forma Financial Information And Exhibits.

      (a)      Financial Statements and Pro Forma Financial Information

               (1) Audited Financial Statements at and for the period ended December 31, 1998;

               (2) Unaudited Financial Statements at and for the period ended September 30, 1999 and 1998;

               (3)      Pro Forma financial information.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned herein duly authorized.

                                       GEOTEC THERMAL GENERATORS, INC.

                             By:\S\_W. Richard Lueck, Chief Executive Officer__
                                    W. Richard Lueck, Chief Executive Officer

Dated: February 2, 2000

                         GEOTEC THERMAL GENERATORS, INC

                          INDEX TO FINANCIAL STATEMENTS

                                                                   Page Number

                                                                 ---------------
Independent Auditors' Report                                           F-2
Financial Statements February 2, 1998 (Date of Inception) through December 31, 1998:

         Balance Sheet                                                 F-3
         Statement of Operations                                       F-4
         Statement of Cash Flows                                       F-5
         Notes to Financial Statements                              F-6 - F-8

Unaudited Financial Statements September 30, 1999 and 1998:

         Balance Sheet                                                 F-9
         Statement of Operations                                       F-10
         Statement of Cash Flows                                       F-11
         Notes to Financial Statements                                 F-12

Kennsington Capital and Equity Corporation / Geotec Thermal
Generators, Inc.

         Unaudited Pro Forma Consolidated Financial Statements     F-13 - F-15

To the Board of Directors
Geotec Thermal Generaters, Inc.
Parkland, Florida  33067

                          INDEPENDENT AUDITORS' REPORT

We have audited the accompanying balance sheet of Geotec Thermal Generaters, Inc. (a development stage enterprise) as of December 31, 1998, and the related statements of operations, changes in stockholders' equity, and cash flows for the period February 2, 1998 (Date of Inception) through December 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Geotec Thermal Generaters, Inc. (a development stage enterprise) as of December 31, 1998, and the results of its operations and its cash flows for the period February 2, 1998 (date of inception) through December 31, 1998 in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company is in the development stage and has no significant revenue from operations. It is utilizing technology which may require substantial expenditures to successfully market. The Company must successfully complete its marketing efforts. As a result the Company may need additional funds. These factors raise substantial doubt about the ability of the Company to continue as a going concern. Management's plans in regard to these matters are described in Note 2. The financial statements do not include any adjustments that might result from the outcome of the foregoing uncertainties.

\S\Millward & Co. CPAs
   Millward & Co. CPAs
   Fort Lauderdale, Florida

   June 14, 1999

                         GEOTEC THERMAL GENERATERS, INC.
                         A DEVELOPMENT STAGE ENTERPRISE
                                  BALANCE SHEET
                                December 31, 1998







                                 CURRENT ASSETS
    Cash ..........................................................   $      21
                                                                      ----------
        Total Current Assets ......................................          21

    Property and Equipment, at Cost,  (Net of Accumulated Depreciation of
        $1,546 at December 31, 1998) ..............................       6,186

    Organizational Costs (Net of Accumulated
        Amortization of $207 at December 31, 1998) ................       1,035
                                                                      ----------
        Total Assets ..............................................   $   7,242
                                                                      ==========

                      LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
    Accounts Payable ..............................................   $      76
    Accrued Expenses ..............................................         815
                                                                      ----------
        Total Current Liabilities .................................         891
                                                                      ----------
STOCKHOLDERS' EQUITY
    Common Stock, No Par Value, 50,000,000 Shares Authorized;
        Issued and Outstanding, 79,300 Shares in 1998 ...............        --
    Additional Paid in Capital ....................................     284,000
    Deficit Accumulated During the Development Stage ..............    (277,649)

        Total Stockholders' Equity ................................       6,351
                                                                      ----------
        Total Liabilities and Stockholders' Equity ................   $   7,242
                                                                      ==========

   The accompanying notes are an integral part of these financial statements.

                         GEOTEC THERMAL GENERATERS, INC.
                         A DEVELOPMENT STAGE ENTERPRISE
                             STATEMENT OF OPERATIONS
  For the Period February 2, 1998 (Date of Inception) through December 31, 1998




REVENUES ..................................   $    --
                                             ----------
COSTS AND EXPENSES:
    General and Administrative ............     278,810
                                             ----------
        Total Operating Expenses ..........     278,810
                                             ----------
    Interest Income (Net of Expense of $43)       1,373
                                             ----------
NET LOSS BEFORE TAX .......................   $(277,437)
                                             ==========
LESS TAXATION .............................         212
                                             ----------
NET LOSS ..................................   $(277,649)
                                             ==========

   The accompanying notes are an integral part of these financial statements.
                                      F-4

                         GEOTEC THERMAL GENERATERS, INC.
                         A DEVELOPMENT STAGE ENTERPRISE
                             STATEMENT OF CASH FLOWS
  For the Period February 2, 1998 (Date of Inception) through December 31, 1998





CASH FLOWS FROM OPERATING ACTIVITIES:
    Net Loss ..........................................   $(277,649)
    Adjustments to Reconcile Net Loss to Net Cash Flows
        From (Used in) Operating Activities:
            Depreciation and Amortization .............       1,753

        Changes is Operating Assets and Liabilities:
            Organizational Costs ......................      (1,242)
            Accrued Expenses ..........................          76
            Accounts Payable ..........................         815
                                                          ----------
Net Cash Flows Used in Operating Activities ...........    (276,247)
                                                          ----------
CASH FLOWS FROM INVESTING ACTIVITIES:
    Purchase of Fixed Assets ..........................      (7,732)
                                                          ----------
Net Cash Flows Used in Investing Activities ...........      (7,732)
                                                          ----------
CASH FLOWS FROM FINANCING ACTIVITIES:
    Proceeds from Issuance of Common Stock ............     284,000
                                                          ----------
Net Cash Flows Provided by Financing Activities .......     284,000
                                                          ----------
Net Increase (Decrease) in Cash and Cash Equivalents ..          21

Cash - Beginning of Period ............................        --

Cash - End of Period ..................................   $      21
                                                          ==========
SUPPLEMENTAL CASH FLOW INFORMATION:
    Cash paid for:
        Income Taxes ..................................   $    --
                                                          ==========
        Interest ......................................   $      43
                                                          ==========

   The accompanying notes are an integral part of these financial statements.

                         GEOTEC THERMAL GENERATERS, INC.

                        (A DEVELOPMENT STAGE ENTERPRISE)

                          NOTES TO FINANCIAL STATEMENTS

               For the Period February 2, 1998 (Date of Inception)

                            through December 31, 1998

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION

The Company was incorporated on February 2, 1998, in the State of Florida. The Company is in the development stage of its existence.

The principles operated for several years individually, without incorporating the Company prior to 1998. The Company is in the development stage and its intent is to commercialize the Russian Federation's technology for secondary oil and gas recovery that has been used in approximately 30,000 wells, to date. The Company was formed to complete the initial development contract which was executed in August 1996. Subsequently three contracts were executed, covering patent rights, transfer of technology and a long term exclusive contract for the technology for North, South and Central America.

BASIS OF PRESENTATION

The Company is in the development stage and the Company's operations are subject to all of the risks inherent of an emerging business enterprise. The Company has incurred an operating loss of $277,437 for the period February 2, 1998 (date of inception) through December 31, 1998. No assurance exists that the Company will not encounter substantial delays and expenses related to financing its successful completion of its product development and marketing efforts and/or other unforeseen difficulties. The Company will be required to expand its management and administrative capabilities in order to manage the aforementioned items as well as respond to competitive conditions. These and other factors may require additional funds and the Company may seek such funds through additional equity financings, debt financings, collaborative arrangements or from other sources. Such funds may not be available on terms acceptable to the Company. Based on the Company's current plans and assumptions, the Company believes its cash on-hand and subsequent financing will be sufficient to fund its anticipated operations through fiscal 1999.

PER SHARE DATA

The Company has adopted Statement of Financial Accounting Standards No. 128, "Earnings Per Share" (FAS 128), which establishes new standards for computing and presenting earnings per share ("EPS") effective for periods ending after December 15, 1997. FAS 128 requires a dual presentation of basic and diluted EPS. Because of losses from continuing operations, the effect of stock options and warrants is antidilutive. Accordingly, the Company's presentation of diluted earnings per share is the same as that of basic earnings per share in all periods presented.

CASH AND CASH EQUIVALENTS

Cash and cash equivalents consist of cash and other highly liquid debt instruments with an original maturity of less than three months.

                         GEOTEC THERMAL GENERATERS, INC.

                        (A DEVELOPMENT STAGE ENTERPRISE)

                    NOTES TO FINANCIAL STATEMENTS (Continued)

               For the Period February 2, 1998 (Date of Inception)

                            through December 31, 1998

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

                   (CONTINUED)

PROPERTY AND EQUIPMENT

Computers and equipment are stated at cost. Depreciation is charged to operations over the estimated useful lives of 3-5 years.

Depreciation expense for the year ended December 31, 1998 amounted to $1,546.

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

INCOME TAXES

The Company accounts for income taxes under the liability method in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes". Deferred income taxes are determined based upon the difference between the financial statement carrying amount and the tax basis of assets and liabilities using tax rates expected to be in effect in the years in which the differences are expected to reverse.

As of December 31, 1998, the Company has net operating losses amounting to approximately $277,648 which the Company has elected to carry forward for tax purposes and accordingly, the loss may be carried forward and used to offset taxable earnings of future years. The net operating loss carryover will expire in the year 2018 if not used in any intervening years. The operating losses may be limited to the extent an "ownership" change occurs. As the utilization of such operating loss for tax purposes is not assured, the deferred tax asset has been fully reserved through the recording of a 100% valuation allowance.

FINANCIAL INSTRUMENTS AND CONCENTRATION OF CREDIT RISK

Financial instruments which potentially subject the Company to concentrations of credit risk are primarily cash and accounts receivable. The Company invests its excess cash in high quality short-term liquid money market instruments with major financial institutions and the carrying value approximates market value. The Company does not have significant trade receivables.

The Company believes it is not exposed to any significant credit risk on cash and/or notes receivable.

                         GEOTEC THERMAL GENERATERS, INC.

                        (A DEVELOPMENT STAGE ENTERPRISE)

                    NOTES TO FINANCIAL STATEMENTS (Continued)

               For the Period February 2, 1998 (Date of Inception)

                            through December 31, 1998

NOTE 2 - OPERATING LEASES

The Company leases a vehicle from a related party under operating leases expiring in February, 2003.

Future minimum rental payments under non-cancelable operating leases having remaining terms in excess of 1 year as of December 31, 1998, for each of the next 5 years and in the aggregate are:

          Year Ended December 31,                                Amount

                    2000                                   $     8,964
                    2001                                         8,964
                    2002                                         8,964
                    2003                                         2,241
                                                            -----------
                                                           $    38,097

NOTE 3 - STOCKHOLDERS' EQUITY

In 1998, the Company issued 500 shares of no par value for proceeds of $284,000.

NOTE 4 - SUBSEQUENT EVENT

The Company also has the obligation and right to patent the technologies in its exclusive territory of North, South and Central America during its two- 10 year contract exclusive periods. The long term contract requires the minimum purchase of 500 gas generators each year over the first of the two 10 year periods. This obligates the Company to purchase approximately $12,750,000 including freight costs over the first ten year contract.

In February 1999, the Company entered into a contract with the Federal State Unitary Enterprise "State Corporation Rosvoorouzhenie", Moscow, Russia. This contract calls for the Company to purchase certain equipment for $129,960 and $119,500 for the cost of training, and requires the opening of a Letter of Credit for a four month period.

As of June 1999, the Company has accumulated cash of approximately $15,000 and has received capital contributions of $45,000, all of which will be used to offset the liability for the equipment and training cost.

                                            GEOTEC THERMAL GENERATORS, INC.

                                  BALANCE SHEET

                               SEPTEMBER 30, 1999
                                   (Unaudited)




                                     ASSETS

CURRENT ASSETS
     Cash ..................................................   $   8,560
                                                               ---------
         TOTAL CURRENT ASSETS ..............................       8,560
                                                               ---------

PROPERTY AND EQUIPMENT, net ................................       8,145

ORGANIZATION COSTS, net ....................................         848
                                                               ---------
            TOTAL ASSETS ...................................   $  17,553
                                                               =========


                      LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
     Payroll tax liability .................................   $   4,377
                                                               ---------
         TOTAL CURRENT LIABILITY ...........................       4,377
                                                               ---------

DUE FROM SHAREHOLDER .......................................         100

STOCKHOLDERS' EQUITY:
     Common stock, no par value, 50,000,000
     shares authorized; 79,300 shares issued and outstanding        --
     Additional paid in capital ............................     527,250
     Accumulated deficit ...................................    (514,174)
                                                               ---------
         TOTAL STOCKHOLDERS' EQUITY ........................      13,076
                                                               ---------
         TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY ........   $  17,553
                                                               =========

                                               GEOTEC THERMAL GENERATORS, INC.

                                                   STATEMENT OF OPERATIONS
                                                         (Unaudited)


                                          Nine months ended September 30,
                                  ----------------------------------------------
                                          1999                     1998
                                  -------------------    -----------------------
REVENUE                        $                   -  $                       -

COST OF SALES                                  3,783                          -
                                  -------------------    -----------------------
GROSS PROFIT                                  (3,783)                         -

OPERATING EXPENSES                           232,742                    209,108
                                  -------------------    -----------------------
NET LOSS                              $        236,525       $          209,108
                                  ===================    =======================

                         GEOTEC THERMAL GENERATORS, INC.

                             STATEMENT OF CASH FLOWS
                                   (Unaudited)

                                                 Nine months ended September 30,
                                                     ----------------------
                                                        1999         1998
                                                     ---------    ---------
CASH FLOWS FROM OPERATING ACTIVITIES:
     Net loss ....................................   $(236,525)   $(209,108)
                                                     ---------    ---------
     Adjustments to reconcile net loss to net cash
                     used in operating activities:
     Depreciation and amortization ...............       2,996        1,315

     Changes in assets and liabilities:
       Increase in  payroll tax liability ........       4,377         --
       Increase (decrease) in accounts payable ...         (76)          57
       Increase (decrease) in accrued expenses ...        (804)           8
                                                     ---------    ---------
NET CASH USED IN OPERATING ACTIVITIES ............    (230,032)    (207,728)
                                                     ---------    ---------

CASH FLOWS FROM INVESTING ACTIVITIES:
     Purchase of fixed assets ....................      (4,579)      (5,799)
                                                     ---------    ---------
NET CASH USED IN INVESTING ACTIVITIES ............      (4,579)      (5,799)
                                                     ---------    ---------

CASH FLOWS FROM FINANCING ACTIVITIES:
     Proceeds from issuance of common stock ......     243,250      213,000
     Loan to shareholder .........................        (100)        --
                                                     ---------    ---------
NET CASH PROVIDED BY FINANCING ACTIVITIES ........     243,150      213,000
                                                     ---------    ---------

NET INCREASE (DECREASE) IN CASH ..................       8,539         (527)

CASH, beginning of period ........................          21         --
                                                     ---------    ---------

CASH, end of period ..............................   $   8,560    $    (527)
                                                     =========    =========

                        GEOTEC THERMAL GENERATORS, INC.

                          NOTES TO FINANCIAL STATEMENTS

                                   (Unaudited)

1.       BASIS OF PRESENTATION

                  The accompanying unaudited financial statements of Geotec have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 8-K. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments considered necessary for a fair presentation (consisting of normal recurring accruals) have been included. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Operating results for the nine month period ended September 30, 1999 and 1998 are not necessarily indicative of the results that may be expected for the year ending December 31, 1999. For further information, refer to the financial statements and footnotes included herein.

                            PRO FORMA FINANCIAL DATA

         INTRODUCTION

                  The following financial data is based upon the historical financial statements of Kennsington Capital and Equity Corporation ("Kennsington" or the "Company") and has been prepared to illustrate the effects on such historical data of the Geotec Thermal Generators, Inc. ("Geotec") acquisition. The unaudited pro forma consolidated balance sheet as of September 30, 1999 gives effect to the Geotec acquisition as if such transaction had been completed on September 30, 1999.

                  The acquisition has been accounted for as a reverse acquisition under the purchase method for business combinations. Accordingly, the combination of the two companies is recorded as a recapitalization of Geotec, pursuant to which Geotec is treated as the continuing entity.

                  The pro forma financial data is provided for comparative purposes only and does not purport to represent the actual financial position of the Company that actually would have been obtained if the Geotec acquisition had been consummated on the date specified.

                  The pro forma financial data are based on certain assumptions and adjustments described in the notes thereto and should be read in conjunction therewith.

                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

                            AS OF SEPTEMBER 30, 1999

                                                         Historical                      Pro Forma
                                             ------------------------------   ------------------------------
                                                                Kennsington     Adjustments (A) As Adjusted
                                             Geotec Thermal Capital and Equity
                                            Generators, Inc.   Corporation
                                             ------------    --------------   --------------     -----------
Current assets:
     Cash ..................................   $   8,560    $        --      $          --         $   8,560
                                             ------------    --------------   --------------     -----------
Total current assets .......................       8,560                                --             8,560

Property and equipment, net ................       8,145             --                 --             8,145
Organization costs, net ....................         848             --                 --               848
                                             ------------    --------------   --------------     -----------
Total assets ...............................   $  17,553    $        --      $          --      $     17,553
                                             ============    ==============   ==============     ===========
Current liabilities:
     Payroll tax liability .................   $   4,377    $        --      $          --      $      4,377
                                             ------------    --------------   --------------     -----------
Total current liabilities ..................       4,377             --                 --             4,377
                                             ------------    --------------   --------------     -----------
Due from shareholder .......................         100                                                100

Stockholders' equity:
     Common stock, $.001 par value
     50,000,000 shares authorized, 2,000,000
     (actual) and 20,714,775 (pro forma)
     shares issued and outstanding .........        --              2,000             18,715          20,715
     Additional paid-in capital ............     527,250            9,994            (30,709)        506,535
     Accumulated deficit ...................    (514,174)         (11,994)            11,994        (514,174)
                                             ------------    --------------   --------------     -----------
Total stockholders' equity .................      13,076             --                 --            13,076
                                             ------------    --------------   --------------     -----------
Total liabilities and stockholders'
     equity ................................   $  17,553    $        --                 --      $     17,553
                                             ============    ==============   ==============     ===========






       See notes to unaudited pro forma consolidated financial statements
                                      F-14

                          NOTES TO UNAUDITED PRO FORMA
                        CONSOLIDATED FINANCIAL STATEMENTS

A. The following unaudited pro forma adjustments are included in the unaudited pro forma balance sheet at September 30, 1999:

         To record the acquisition of Geotec by Kennsington.

         On October 21, 1999, Kennsington completed the acquisition of Geotec under an agreement dated as of October 1, 1999. As part of the acquisition, the shareholders of Geotec acquired 18,714,775 shares of Kennsington's common stock in exchange for all of the capital stock of Geotec. As a result of this transaction, the shareholders of Geotec received approximately 90.3% of the total outstanding common stock of Kennsington, and at the completion of the transaction there were 20,714,775 shares of common stock of Kennsington issued and outstanding. Prior to the completion of the acquisition, Kennsington had completed a two-for-one forward stock split of its outstanding common stock. On November 5, 1999, Geotec was merged into Kennsington and Kennsington changed its name to Geotec Thermal Generators, Inc. as part of the merger of its subsidiary into itself.

         The acquisition has been accounted for as a reverse acquisition under the purchase method for business combinations. Accordingly, the combination of the two companies is recorded as a recapitalization of Geotec, pursuant to which Geotec is treated as the continuing entity.

                                      F-15